EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Nos. 33-25140, 333-03901, 333-65042 and 333-139347 of The PNC Financial Services Group, Inc. on Form S-8 of our report dated June 26, 2008, appearing in this Annual Report on Form 11-K of The PNC Financial Services Group, Inc. Incentive Savings Plan for the year ended December 31, 2007.

/s/ Milligan & Company, LLC

Milligan & Company, LLC

Philadelphia, Pennsylvania

June 26, 2008